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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
_______________________________
FORM 8-K
_______________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): December 22, 2017 (December 21, 2017)
_______________________________
Realogy Holdings Corp.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35674	20-8050955
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
_______________________________
Realogy Group LLC
(Exact Name of Registrant as Specified in its Charter)

Delaware	333-148153	20-4381990
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
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175 Park Avenue
Madison, NJ 07940
(Address of principal executive offices) (Zip Code)
(973) 407-2000
(Registrant’s telephone number, including area code)
None
(Former name or former address if changed since last report)
_______________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐
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Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On December 21, 2017, Realogy Holdings Corp. (the “Company”) and Richard A. Smith entered into a second amendment to Mr. Smith’s employment agreement dated March 13, 2017, as amended on October 23, 2017 (the “Amended Employment Agreement”), to extend the post-employment period of the non-competition restrictive covenant (the “Non-Compete”) in the Amended Employment Agreement from two years to three years such that the Non-Compete shall extend to December 31, 2020 and to broaden the scope of prohibited activities under the Non-Compete.
As revised, Mr. Smith is prohibited under the Non-Compete from directly or indirectly rendering services to any person or entity engaged in residential real estate brokerage, the franchising of residential real estate brokerages, employee relocation business, title services, settlement services, or technology businesses supporting any of the foregoing, any business with business assets, technology, relationships or services in residential real estate that has the potential to meaningfully disrupt the residential real estate brokerage, franchising of residential real estate brokerage, employee relocation, or title or settlement services markets, or any other business of the same type as any business in which the Company or any of its affiliates is engaged on the date of Mr. Smith’s separation from service with the Company.
On December 21, 2017, the Company and Mr. Smith also entered into an Advisory Services Agreement, effective January 1, 2018 (the “Advisory Services Agreement”). The Advisory Services Agreement has a term of two years, ending December 31, 2019. Pursuant to the Advisory Services Agreement, Mr. Smith will, as required by the Company, perform customary and usual advisory services including with respect to external affairs and advice to the Company’s Board of Directors and executive management team and will provide such other services as may be reasonably requested by the Company. Mr. Smith will receive $1.0 million per year during the term of the Advisory Services Agreement, payable in monthly installments, subject to his continued provision of services in accordance with the Advisory Services Agreement and his continued compliance with the restrictive covenants set forth in the Amended Employment Agreement, including the Non-Compete.
Mr. Smith may terminate the Advisory Services Agreement upon seven days written notice to the Company or upon the Company’s breach of the Advisory Services Agreement following a notice and cure period. The Company may terminate the Advisory Services Agreement if Mr. Smith accepts any employment or other engagement that conflicts with his restrictive covenants with the Company or otherwise breaches a material term of his Advisory Services Agreement or any material term of his Amended Employment Agreement that survives his termination of employment with the Company on December 31, 2017; accepts other employment that will require more than 20 hours per week of work; or is unable to perform the requested advisory services for any reason, including death or disability.
In the event that the Advisory Services Agreement is terminated prior to December 31, 2018, the post-employment period of the Non-Compete will be reduced from a three-year to a two-year period ending December 31, 2019. If the Company terminates the Advisory Services Agreement after December 31, 2018 for any of the reasons set forth in the preceding paragraph, the period of the Non-Compete will continue to be for a three-year period ending December 31, 2020.
The foregoing descriptions of the material terms of the Amended Employment Agreement and the Advisory Services Agreement do not purport to be a complete description and are qualified in their entirety by reference to the Amended Employment Agreement and Advisory Services Agreement, which are filed as Exhibit 10.1 and 10.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
10.1	Amendment No. 2 dated December 21, 2017 to Employment Agreement dated March 13, 2017, as amended on October 23, 2017, between Realogy Holdings Corp. and Richard A. Smith.
10.2	Advisory Services Agreement dated December 21, 2017 between Realogy Holdings Corp. and Richard A. Smith.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REALOGY HOLDINGS CORP.

By:	/s/ Anthony E. Hull
Anthony E. Hull, Executive Vice President, Chief Financial Officer and Treasurer
Date: December 22, 2017

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REALOGY GROUP LLC

By:	/s/ Anthony E. Hull
Anthony E. Hull, Executive Vice President, Chief Financial Officer and Treasurer
Date: December 22, 2017

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amendment No. 2 dated December 21, 2017 to Employment Agreement dated March 13, 2017, as amended on October 23, 2017, between Realogy Holdings Corp. and Richard A. Smith.
10.2	Advisory Services Agreement dated December 21, 2017 between Realogy Holdings Corp. and Richard A. Smith.